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                                  EXHIBIT 21

                             Matrix Bancorp, Inc.

                        Subsidiaries of the Registrant


1.   Matrix Financial Services Corporation - Incorporated in Arizona

2.   United Financial, Inc. - Incorporated in Colorado

3. Matrix Capital Bank - Organized pursuant to a Federal savings and loan charter

4.   United Special Services, Inc. - Incorporated in Colorado

5.   United Capital Markets, Inc. - Incorporated in Colorado

6.   The Vintage Group Inc. - Incorporated in Texas

7.   Vintage Delaware Holdings, Inc. - Incorporated in Delaware

8.   Sterling Trust Company - Incorporated in Texas

9.   First Matrix Investment Services Corp. - Incorporated in Texas

10.  Matrix Funding Corp. - Incorporated in Colorado

11.  Matrix Advisory Services Corporation - Incorporated in Colorado

12.  Matrix Settlement & Clearance Services, L.L.C. (50%) - Organized in New
     York

13.  Equi-Mor Holdings, Inc. - Incorporated in Nevada

14.  ABS School Management Services, L.L.C. - Organized in Arizona

15.  Matrix Aviation Corporation - Incorporated in Colorado

16.  MCNP-1 Corp. - Incorporated in New Mexico

17.  Leader Acquisition Corp. - Incorporated in Delaware

18.  Matrix Insurance Service Corporation - Incorporated in Arizona

19.  Matrix Bancorp Capital Trust I - Organized under Delaware law